Exhibit 99.1

FORM OF SUBSCRIPTION RIGHTS CERTIFICATE

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [               ] [  ], 2011 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.

COPIES OF THE PROSPECTUS ARE AVAILABLE   UPON REQUEST FROM MACKENZIE PARTNERS, INC., THE INFORMATION AGENT

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

EMPIRE RESORTS, INC.
Incorporated under the laws of the State of Delaware

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON APRIL 29, 2011, UNLESS EXTENDED BY THE COMPANY REGISTERED OWNER:  THIS CERTIFIES THAT

is the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Rights”) set forth above.  Each whole Right entitles the holder thereof to subscribe for and purchase 0.[     ] shares of common stock, with a par value of $ 0.01 per share, (“Common Stock”) of Empire Resorts, Inc., a Delaware corporation at a subscription price of $0.8837 per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus.  Holders who fully exercise their Basic Subscription Rights are entitled to subscribe for additional shares of  Common Stock that remain unsubscribed for as a result of any unexercised Basic Subscription Rights pursuant to the terms and conditions of the Rights Offering, distributed proportionately among stockholders who exercised their oversubscription rights, as described in the Prospectus (the “Oversubscription Right”).  The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock.

If the subscriber attempts to exercise its oversubscription rights and the Company is unable to issue the subscriber the full amount of shares of common stock requested, the Company will return to the subscriber any additional funds submitted promptly, without interest or deduction.
This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.  Witness the seal of Empire Resorts, Inc. and the signatures of its duly authorized officers.

Joseph D'Amato, Chief Executive Officer	Laurette J. Pitts, Chief Financial Officer

  DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE
Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by Hand/Mail/Overnight Courier:
Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
(212) 509-4000, x 536

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. To subscribe for shares pursuant to your Oversubscription Right, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more shares than you are entitled under either the Basic Subscription Right or the Oversubscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Oversubscription Right, as applicable.
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Wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JP Morgan Chase, ABA #[__________], Account #[__________] FBO Empire Resorts, Inc. Subscription, with reference to the rights holder’s name.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you are a record holder and wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

We will not issue fractional shares of our common stock but rather will round down the aggregate number of shares you are entitled to receive to the nearest whole share. Any excess payment will be returned to you promptly without interest or deduction.

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares of Common Stock indicated above on the terms and conditions specified in the Prospectus.  Under penalties of perjury, I certify that the information contained herein is correct.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:
Signature(s):
I exercise ____ Rights {Insert Number of Rights Being Exercised} to purchase ____ shares of Common Stock {Insert Number of Rights x 0.[     ]}.

Amount Enclosed = $ ____ {Insert Number of Shares Being Purchased x $0.8837}.

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

(b) EXERCISE OF OVERSUBSCRIPTION RIGHT		FORM 4-SIGNATURE GUARANTEE

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares in an amount equal to up to [   ]% of the shares of Common Stock for which you are otherwise entitled to subscribe pursuant to your Oversubscription Right:
This form must be completed if you have completed any portion of Form 2.
Signature Guaranteed:
I exercise ____ Rights {Insert Number of Rights Being Exercised} to purchase ____ shares of Common Stock {Insert Number of Rights x 0.[ ]}.		(Name of Bank or Firm)

Amount Enclosed = $ ____ {Insert Number of Shares Being Purchased x $0.8837}.		By:
(Signature of Officer)
(c) Total Amount of Payment Enclosed = $ _________

METHOD OF PAYMENT (CHECK ONE)		IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

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Check or bank draft drawn on a U.S. bank, or postal telegraphic or express, payable to “Continental Stock Transfer & Trust Company, as Subscription Agent.”☐ Money order payable to “Continental Stock Transfer & Trust Company, as Subscription Agent.” Funds paid by an uncertified check may take at least five business days to clear.

FOR INSTRUCTIONS ON THE USE OF EMPIRE RESORTS, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT MACKENZIE PARTNERS, INC., THE INFORMATION AGENT, AT (800) 322-2285.